Exhibit 99
Butler National Corporation Names Robert E. Olson to Lead New Effort in Commercial Aircraft MRO Sales

OLATHE, KS, May 17, 2011 -- Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for structural modification, maintenance, repair and overhaul (MRO) announces the engagement of Mr. Robert E. Olson to direct an aggressive new sales and marketing effort targeting the commercial aircraft industry.

Olson, a former Boeing executive with global sales and training responsibilities, most recently developed and sold Stage Three Noise Reduction Systems for Boeing 727 and 737 aircraft. Olson also developed and sold Winglet and Performance enhancement systems for Boeing 727 and 737 aircraft and the ballistic proof cockpit security doors. Olson was also a Captain in U.S. Air Force and a recognized expert in global flight support services.

Craig Stewart, President of Butler National's Aerospace Division said, "This is another step in our three-prong aerospace growth strategy that includes our rapidly growing small and medium aircraft MRO business, mergers and acquisitions, and new growth. Mr. Olson will focus on the commercial aircraft marketplace. Mr. Olson brings another strong presence in the air transport business."

Olson added, "I agree that Butler National is one of the fastest growing companies in the aerospace industry. They are well positioned to leverage the expected $3.2 trillion growth in the aerospace market. A significant piece of that growth will come from commercial aircraft and I am committed and dedicated to making sure we get more than our fair share."

For the fiscal quarter-ended January 31, 2011, Butler National increased revenues 44% to $12.9 million as compared to $8.9 million for the same period in fiscal 2010. Net income was $867,000 compared to net income of $642,000 for the same period in fiscal 2010. The increase in net income was primarily due to continued success in the aircraft modification segment.

Butler National Corporation - About Us
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services. For more information, visit www.butlernational.com.

Forward-Looking Information:
The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
Reign Strategy & Investment Group Lou Albert Rodriguez lou.albert@reigninvestment.com www.reigninvestment.com	Ph (914) 479-9060
Jim Drewitz, Public Relations jim@jdcreativeoptions.com	Ph (830) 669-2466